Exhibit 99.1

Nuvve Provides First Quarter 2025
Financial Update
Investor Conference Call to be Held Today at 5:00 PM Eastern Time (2:00 PM PT)

SAN DIEGO, May 15, 2025 /PRNewswire/— Nuvve Holding Corp. (“Nuvve”, “we”, the “Company”) (Nasdaq: NVVE), a green energy technology company that provides a globally-available, commercial vehicle-to-grid (V2G) technology platform that enables electric vehicle (EV) batteries to store and resell unused energy back to the local electric grid and provides other grid services, today provided a first quarter 2025 update.
 First Quarter Highlights and Recent Developments

•Total revenue increased by 19.8% to $0.9 million in the first quarter of 2025 compared to the first quarter of 2024
•Operating expenses excluding cost of sales reduced by 20.7% to $6.0 million in the first quarter 2025 compared to the first quarter 2024
•Operating losses decreased by 22.9% to $5.6 million in the first quarter 2025 compared to the first quarter 2024
•Increased megawatts under management by 3.6% to 31.8 megawatts as of March 31, 2025 from 30.7 megawatts as of December 31, 2024
•We raised approximately $5.3 million in gross proceeds through debt obligations, private placement offerings, registered direct offerings, and exercise of warrants to purchase shares of common stock during the first quarter of 2025 to support our operations and growth initiatives. Cash and cash equivalents as of March 31, 2025 was $1.2 million.
Management Discussion

Gregory Poilasne, Chief Executive Officer of Nuvve, said, “Though the sales number are not yet reflecting it for different reasons, the transformation we have been undertaking since last year is coming together. We are also very excited about the possibility of future business expansion through potential merger and acquisition activities like our recent acquisition of Fermata. We look forward to sharing more details on the execution of our merger and acquisition strategy as it unfolds” .

2025 First Quarter Financial Review

Total revenue was $0.93 million for the three months ended March 31, 2025, compared to $0.78 million for the three months ended March 31, 2024, an increase of $0.15 million, or 19.8%. The increase was primarily attributable to a $0.09 million modest increase in products revenue due to higher customers sales orders and shipments, increase in services revenue $0.05 million, and increase in grants of $0.02 million. Products and services revenue for the three months ended March 31, 2025, consisted of DC and AC Chargers of $0.57 million, grid services revenue of $0.05 million, and engineering services of $0.22 million driven by management fees of $0.18 million earned related to Fresno V2G infrastructure project management.
Cost of products and services revenue for the three months ended March 31, 2025, increased by $0.05 million to $0.6 million, or 10.2% compared to $0.5 million for the three months ended March 31, 2024 due to higher customers sales orders and shipments. Products and services margin increased by 5.8% to 32.6% for the three months ended March 31, 2025, compared to 26.8% in the same prior year period. Margin benefited from a lower mix of hardware charging stations’ sales and a higher mix of engineering services in the first quarter of 2025 compared with the first quarter of 2024.
Selling, general and administrative expenses consist of selling, marketing, advertising, payroll, administrative, legal, finance, and professional expenses. Selling, general and administrative expenses were $5.1 million for the three months ended March 31, 2025, as compared to $5.9 million for the three months ended March 31, 2024, a decrease of $0.9 million, or 14.4%.
The decrease during the three months ended March 31, 2025 was primarily attributable to decreases in compensation expenses of $1.4 million, including share-based compensation, decreases in public company related costs of $0.2 million, decreases in office related expenses of $0.3 million, partially offset by increases in legal fees expenses of $0.8 million and increases in travel and marketing/promotions related expenses of $0.2 million.
Research and development expenses decreased by $0.7 million, or 44.4%, from $1.6 million for the three months ended March 31, 2024 to $0.9 million for the three months ended March 31, 2025. The decrease during the three months ended March 31, 2025 was primarily attributable to decreases in compensation expenses and subcontractor expenses used to advance our platform functionality and integration with more vehicles.
Other income, net consists primarily of interest expense, change in fair value of convertible notes, change in fair value of warrants liability and derivative liability, and other income (expense). Other income, net decreased by $1.81 million from $0.52 million of other income for the three months ended March 31, 2024, to $1.29 million in other expenses for the three months ended March 31, 2025. The decrease during the three months ended March 31, 2025 was primarily attributable to the change in fair values of the convertible notes and warrants liability, partially offset by increases in sublease income related to the subleasing of part of our main office space and interest expense on debt obligations.
Net loss increased by $0.1 million, or 2.2%, from $6.7 million for the three months ended March 31, 2024, to $6.9 million for the three months ended March 31, 2025. The increase in net loss was primarily due to decrease in other income of $1.8 million, and decrease in operating expenses of $1.5 million, which includes an increase in cost of products and services of $0.1 million, and a increase in revenue of $0.15 million, for the above aforementioned reasons.
Net Income (Loss) Attributable to Non-Controlling Interest
Net loss attributable to non-controlling interest was $0.01 million for the three months ended March 31, 2025 compared to net income attributable to non-controlling interest of $0.01 million for the three months ended March 31, 2024.
Net loss is allocated to non-controlling interests in proportion to the relative ownership interests of the holders of non-controlling interests in Deep Impact entity. We own 51% of Deep Impact common units during the three months ended March 31, 2025. We had determined that Deep Impact is a variable interest entity (“VIE”) in which we are the primary beneficiary. Accordingly, we consolidated Deep Impact, and recorded a non-controlling interest for the share of Deep Impact owned by other parties during the three months ended March 31, 2025.

Megawatts Under Management

Megawatts under management refers to the potential available charging capacity Nuvve is currently managing around the world.

Conference Call Details
The Company will hold a conference call to review its financial results for the first quarter of 2025, along with other Company developments, at 5:00 PM Eastern Time (2:00 PM PT) today, Thursday, May 15, 2025.
To participate, please register for and listen via a live webcast, which is available in the ‘Events’ section under the ‘News & Events’ tab of Nuvve’s investor relations website at https://investors.nuvve.com/. In addition, a replay of the call will be made available for future access.
About Nuvve Holding Corp.
Nuvve Holding Corp. (Nasdaq: NVVE) is leading the electrification of the planet, beginning with transportation, through its intelligent energy platform. Combining the world’s most advanced vehicle-to-grid (V2G) technology and an ecosystem of electrification partners, Nuvve dynamically manages power among electric vehicle (EV) batteries and the grid to deliver new value to EV owners, accelerate the adoption of EVs, and support the world’s transition to clean energy. By transforming EVs into mobile energy storage assets and networking battery capacity to support shifting energy needs, Nuvve is making the grid more resilient, enhancing sustainable transportation, and supporting energy equity in an electrified world. Since its founding in 2010, Nuvve has successfully deployed V2G on five continents and offers turnkey electrification solutions for fleets of all types. Nuvve is headquartered in San Diego, California, and can be found online at nuvve.com.

Nuvve and associated logos are among the trademarks of Nuvve and/or its affiliates in the United States, certain other countries and/or the European Union. Any other trademarks or trade names mentioned are the property of their respective owners.

Cautionary Statement Regarding Forward-Looking Statements
This press release contains forward-looking statements or forward-looking information within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. Forward-looking statements may be identified by the use of forward-looking terms such as "may," "will," "expects," "believes," "aims," "anticipates," "plans," "looking forward to," "estimates," "projects," "assumes," "guides," "targets," "forecasts," "continue," "seeks" or the negatives of such terms or other variations on such terms or comparable terminology, although not all forward-looking statements contain such identifying words. Forward-looking statements include, but are not limited to, statements concerning Nuvve’s expectations, plans, intentions, strategies, prospects, business plans, product and service offerings, new deployments, potential project successes, expected timing of recently announced projects, anticipated growth of various business areas and other statements that are not historical facts. Nuvve cautions you that these forward-looking statements are subject to numerous risks and uncertainties, most of which are difficult to predict and many of which are beyond the control of Nuvve. Such statements are based upon the current beliefs and expectations of management and are subject to significant risks and uncertainties that could cause actual outcomes and results to differ materially. Some of these risks and uncertainties can be found in Nuvve’s most recent Annual Report on Form 10-K and subsequent periodic reports filed with the Securities and Exchange Commission (SEC). Copies of these filings are available online at www.sec.gov, https://investors.nuvve.com or on request from Nuvve. These factors should not be construed as exhaustive and should be read in conjunction with the other cautionary statements that are included in the Nuvve’s filings with the SEC. Such forward-looking statements speak only as of the date made, and Nuvve disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. Readers of this press release are cautioned not to place undue reliance on these forward-looking statements, since there can be no assurance that these forward-looking statements will prove to be accurate. This cautionary statement is applicable to all forward-looking statements contained in this press release.
Nuvve Investor Contact
investorrelations@nuvve.com
+1 (619) 483-3448

Nuvve Press Contacts
press@nuvve.com
+1 (619) 483-3448

FINANCIAL TABLES FOLLOW
 NUVVE HOLDING CORP. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS(Unaudited)

	March 31, 2025	December 31, 2024
Assets
Current assets
Cash	$1,189,577	$371,497
Restricted cash	320,000	320,000
Accounts receivable, net	1,485,842	2,148,198
Inventories	4,146,214	4,591,902
Prepaid expenses	858,862	494,986
Deferred costs - current	640,383	417,290
Other current assets	459,630	931,244
Total current assets	9,100,508	9,275,117
Property and equipment, net	588,424	613,958
Intangible assets, net	1,027,906	1,062,766
Investment in equity securities	670,951	670,951
Investment in leases	100,588	101,415
Right-of-use operating lease assets	4,359,362	4,493,360
Deferred costs - noncurrent	589,166	564,558
Security deposit, long-term	40,506	15,687
Total assets	$16,477,411	$16,797,812

Liabilities and Equity
Current liabilities
Accounts payable	$2,189,013	$1,882,357
Accrued expenses	4,798,163	3,393,205
Deferred revenue - current	1,041,601	506,496
Debt - term loan	1,662,500	1,609,928
Due to related party - promissory notes - current	26,407	562,241
Convertible notes - current	1,559,932	2,475,162
Operating lease liabilities - current	931,128	914,800
Other liabilities	146,510	6,969
Total current liabilities	12,355,254	11,351,158
Operating lease liabilities - noncurrent	4,109,738	4,254,173
Due to related party - promissory notes - noncurrent	1,106,500	840,500
Convertible notes - noncurrent	492,703	—
Deferred revenue - noncurrent	556,854	771,747
Warrants/investment rights liability	930,249	699,087
Other long-term liabilities	167,919	170,794
Total liabilities	19,719,217	18,087,459

Commitments and Contingencies
Mezzanine equity
Redeemable non-controlling interests, preferred shares, zero par value, 1,000,000 shares authorized, 0 shares issued and outstanding at March 31, 2025 and — shares issued and outstanding at December 31, 2024; aggregate liquidation preference of $0 and $3,750,201 at March 31, 2025 and December 31, 2024, respectively	—	—
Class D Incentive units, zero par value, 1,000,000 units authorized; zero units issued and outstanding at March 31, 2025 and zero units issued and outstanding a December 31, 2024, respectively	—	—
Stockholders’ equity
Preferred stock, $0.0001 par value, 1,000,000 shares authorized; zero shares issued and outstanding at March 31, 2025 and December 31, 2024, respectively	—	—
Common stock, $0.0001 par value, 200,000,000 shares authorized; 3,116,368 and 904,949 shares issued and outstanding at March 31, 2025 and December 31, 2024, respectively	6,629	6,408
Treasury stock, at cost, 1,680 shares outstanding at March 31, 2025; 1,680 shares outstanding at December 31, 2024	—	—
Additional paid-in capital	169,211,321	164,285,336
Accumulated other comprehensive income	46,730	46,494
Accumulated deficit	(172,472,079)	(165,599,076)
Nuvve Holding Corp. Stockholders’ deficit	(3,207,399)	(1,260,838)
Non-controlling interests	(34,407)	(28,809)
Total stockholders’ deficit	(3,241,806)	(1,289,647)
Total deficit	(3,241,806)	(1,289,647)
Total Liabilities and Equity	$16,477,411	$16,797,812

  NUVVE HOLDING CORP. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)

	Three Months Ended March 31,
	2025	2024
Revenue
Products	$565,551	$476,469
Services	267,304	219,871
Grants	101,449	83,416
Total revenue	934,304	779,756
Operating expenses
Cost of products	493,215	336,672
Cost of services	68,029	172,772
Selling, general, and administrative	5,075,902	5,928,110
Research and development	883,772	1,589,577
Total operating expenses	6,520,918	8,027,131

Operating loss	(5,586,614)	(7,247,375)
Other income (expense)
Interest (expense) income, net	(535,817)	9,012
Change in fair value of convertible notes	(1,091,006)	—
Change in fair value of warrants/investment rights liability	(124,618)	727,662
Change in fair value of derivative liability	—	(11,533)
Other, net	459,454	(206,503)
Total other income (expense), net	(1,291,987)	518,638
Loss before taxes	(6,878,601)	(6,728,737)
Income tax expense	—	—
Net loss	$(6,878,601)	$(6,728,737)
Less: Net loss attributable to non-controlling interests	(5,598)	(14,299)
Net loss attributable to Nuvve Holding Corp.	$(6,873,003)	$(6,714,438)
Less: Preferred dividends on redeemable non-controlling interests	—	75,004
Less: Accretion on redeemable non-controlling interests preferred shares	—	161,466
Net loss attributable to Nuvve Holding Corp. common stockholders	$(6,873,003)	$(6,950,908)

Net loss per share attributable to Nuvve Holding Corp. common stockholders, basic and diluted	$(3.88)	$(16.89)

Weighted-average shares used in computing net loss per share attributable to Nuvve Holding Corp. common stockholders, basic and diluted	1,772,214	411,443

  NUVVE HOLDING CORP AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF COMPREHENSIVE LOSS
(Unaudited)

	Three Months Ended March 31,
	2025	2024
Net loss	$(6,878,601)	$(6,728,737)
Other comprehensive (loss) income, net of taxes
Foreign currency translation adjustments, net of taxes	$236	$(13,651)
Total comprehensive loss	$(6,878,365)	$(6,742,388)
Less: Comprehensive loss attributable to non-controlling interests	$(5,598)	$(14,299)
Comprehensive loss attributable to Nuvve Holding Corp.	$(6,872,767)	$(6,728,089)
Less: Preferred dividends on redeemable non-controlling interests	$—	$(75,004)
Less: Accretion on redeemable non-controlling interests preferred shares	—	(161,466)
Comprehensive loss attributable to Nuvve Holding Corp. common stockholders	$(6,872,767)	$(6,491,619)

  NUVVE HOLDING CORP. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)

	Three Months Ended March 31,
	2025	2024
Operating activities
Net loss	$(6,878,601)	$(6,728,737)
Adjustments to reconcile to net loss to net cash used in operating activities
Depreciation and amortization	72,677	86,656
Stock-based compensation	554,659	877,782
Amortization of discount on debt and promissory notes	61,326	—
Change in fair value of warrants liability	124,618	(727,662)
Change in fair value of convertible notes	1,091,006	—
Change in fair value of derivative liability	—	11,533
Loss on warrants issuance	—	305,065
Noncash lease expense	111,059	126,178
Change in operating assets and liabilities
Accounts receivable	606,037	443,875
Inventory	204,841	(193,180)
Prepaid expenses and other assets	210,137	732,925
Accounts payable	306,656	(215,495)
Accrued expenses and other liabilities	1,405,765	504,357
Deferred revenue	321,039	52,123
Net cash used in operating activities	(1,808,781)	(4,724,580)
Investing activities
Purchase of property and equipment	(12,284)	(40,907)
Net cash used in investing activities	(12,284)	(40,907)
Financing activities
Proceeds from exercise of warrants	854,096	—
Proceeds from debt and promissory notes obligations	3,273,524	—
Repayment of debt and promissory notes obligations	(2,069,579)	—
Proceeds from common stock offering, net of issuance costs	564,847	8,516,741
Payment of finance lease obligations	(2,855)	(2,888)
Net cash provided in financing activities	2,620,033	8,513,853
Effect of exchange rate on cash	19,112	5
Net increase in cash and restricted cash	818,080	3,748,371
Cash and restricted cash at beginning of year	691,497	2,014,660
Cash and restricted cash at end of period	$1,509,577	$5,763,031

Supplemental Disclosure of cash information:
Cash paid for interest	$490,462	$—